SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 6, 2006

                                  AVITAR, INC.
               (Exact Name of Registrant as Specified in Charter)


                   Delaware                   1-15695          06-1174053
       (State or other jurisdiction        (Commission        (IRS Employer
          of incorporation)                 File Number)     Identification No.)

             65 Dan Road, Canton, Massachusetts              02021
       (Address of principal executive offices)            (Zip code)

       Registrant's telephone number, including area code:       (781) 821-2440

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2006, Avitar, Inc. ("Avitar" or the "Company"), entered into a Securities Purchase Agreement and related agreements as part of a $750,000 private placement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC (collectively, the "Purchasers"). See the information reported in Items 3.02 and 9.01 below.


Item 3.02 Unregistered Sales of Equity Securities.

The Company entered into a $750,000 private placement of convertible notes and warrants based upon the Securities Purchase Agreement referred to in Item 1.01 above.

The  securities  issued  in  the  private  placement  are  $750,000  of  Secured
Convertible  Notes  (the  "Notes")  and  1,500,000   seven-year   warrants  (the
"Warrants").

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into the Company's common stock at any time, at the Purchasers' option, at 65% of the average of the three lowest intraday trading prices for the Common Stock for the 20 trading days ending the day before the date that the investors elect to convert.

The full principal amount of the Notes, plus a default interest rate of 15%, is due upon a default under the terms of the Notes. The Company has a right to prepay the Notes under certain circumstances at a premium ranging from 20% to 35% depending on the timing of such prepayment

In addition, the Company granted the Purchasers a security interest in substantially all of our assets. The Company is further required to file the Registration Statement with the Securities and Exchange Commission within 30 days of receipt of demand from the Purchasers. If the Registration Statement is not filed on time or not declared effective within 120 days from the date of receipt of such demand, the Company is required to pay to the Purchasers damages in Common Stock or cash, at the election of the Company, in an amount equal to two percent of the outstanding principal amount of the Notes per month plus accrued and unpaid interest.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $0.22 per share. The Purchasers may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the Warrants on a cashless basis, we will not receive any proceeds. In addition, the Warrants are subject to standard anti-dilution provisions.

The Purchasers have agreed to restrict their ability to convert their Notes or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

Under the Securities Purchase Agreement, the Purchasers are entitled to reimbursement for expenses up to $20,000, which was deducted at the closing.

The  transactions  described  in this Item  3.02 are  exempt  from  registration
requirements   pursuant  to  Section  4(2)  and/or  Rule  506  of  Regulation  D
promulgated under the Securities Act of 1933, as amended.

Copies of the Agreements related to this private placement are attached to this Report as Exhibits. The Company issued a Press Release in reliance on Rule 135 on July 10, 2006 announcing that it entered into the $750,000 private placement of secured convertible notes and warrants based upon the Securities Purchase Agreement.

Item 9.01.  Financial Statements and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  Not applicable

(d)  Exhibits

4.1 Securities Purchase Agreement dated as of July 5, 2006 between the Company and the Purchasers

4.2 Form of Registration Rights Agreement dated as of July 5, 2006 between the Company and the Purchasers

4.3  Form of 8% Secured Convertible Note

4.4  Form of Warrant

99.1 Press Release issued on July 10, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2006             AVITAR, INC.


                                    By: /s/ Jay Leatherman
                                    Name:  Jay Leatherman
                                    Title:   Chief Financial Officer